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EXHIBIT 11.1

                               BEST BUY CO., INC.

                  COMPUTATION OF NET EARNINGS PER COMMON SHARE

                   (Amounts in 000, except per share amounts)

                                   (unaudited)

                                           Three Months Ended              Six Months Ended
                                        -------------------------     -------------------------
                                        August 31,     August 26,     August 31,     August 26,
                                           1996           1995           1996           1995
                                        ----------     ----------     ----------     ----------
Earnings:

  Net earnings available to
    Common shares                          $ 3,788        $ 5,714        $ 4,197        $10,386
                                           -------        -------        -------        -------
                                           -------        -------        -------        -------


Shares:

  Weighted average common
    shares outstanding                      43,179         42,639         43,074         42,509

  Adjustments:

  Assumed issuance of shares
    purchased under stock
    option plans                               635            984            634          1,113
                                           -------        -------        -------        -------

  Total common equivalent shares            43,814         43,623         43,708         43,622
                                           -------        -------        -------        -------
                                           -------        -------        -------        -------


  Net earnings per common share            $   .09        $   .13        $   .10        $   .24
                                           -------        -------        -------        -------
                                           -------        -------        -------        -------

Note: The computation of earnings per common share assuming full dilution results in anti-dilution.